UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2021

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800 Newport Beach, CA	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CLNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

Prior ATM Program

As of June 7, 2021, Clean Energy Fuels Corp., a Delaware corporation (the “Company”), has sold 12,362,237 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), under its at-the-market equity offering program (the “Prior ATM Program”) that was announced on May 10, 2021, and exhausted the program in full. The Company received gross proceeds of $99,999,976 from the Prior ATM Program.

New ATM Program

On June 7, 2021, the Company entered into a new equity distribution agreement (the “ATM Agreement”) with Goldman Sachs & Co. LLC, as sales agent (the “Sales Agent”), in connection with the offer and sale from time to time by the Company of shares of the Company's Common Stock having an aggregate offering price of up to $100,000,000 (the “ATM Shares”), through a new at-the-market equity offering program (the “New ATM Program”). Any ATM Shares to be offered and sold will be issued and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-255959), which the Company filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2021. A prospectus supplement relating to the offering of the ATM Shares was filed with the SEC on June 7, 2021.

Subject to the terms and conditions of the ATM Agreement, the Sales Agent will use reasonable efforts, consistent with its normal trading and sales practices and applicable law  and regulations to sell ATM Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions the Company may impose.

Under the ATM Agreement, the Sales Agent may sell ATM Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, including, without limitation, sales made by means of ordinary brokers' transactions, directly on or through The Nasdaq Stock Market, LLC, on or through any other national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, or any other market venue, in the over-the-counter market, in privately negotiated transactions, to or through a market maker or a combination of any such methods. The Company agreed to pay the Sales Agent a commission up to 3% of the gross proceeds from the sales of ATM Shares pursuant to the ATM Agreement.

The Company intends to use the net proceeds from the Prior ATM Program and the New ATM Program for developing and acquiring renewable natural gas (“RNG”) production projects, building fueling stations to support contracted RNG fueling volume, and general corporate purposes.

The ATM Agreement contains customary representations and warranties and also contains customary indemnification obligations of the Company and the Sales Agent, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

The provisions of the ATM Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

The foregoing summary of the terms of the ATM Agreement is subject to, and qualified in its entirety by reference to, the ATM Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement dated June 7, 2021, by and between Clean Energy Fuels Corp. and Goldman Sachs & Co. LLC, as sales agent
5.1	Opinion of O’Melveny & Myers LLP
23.1	Consent of O’Melveny & Myers LLP (included in Opinion of O’Melveny & Myers LLP filed as Exhibit 5.1)
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2021	CLEAN ENERGY FUELS CORP.

	By:	/s/ Robert M. Vreeland
Name: Robert M. Vreeland
Title: Chief Financial Officer